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EXHIBIT 16.1

September 24, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K/A dated September 24, 2002 for registrant, Inter-Continental Services Corporation, and are in agreement with the statements contained therein.

Very truly yours,

/s/ McKennon, Wilson & Morgan LLP